EXHIBIT 99.5

                              AMENDMENT NUMBER ONE
                                       TO
                   CONSULTING AND MARKETING LICENSE AGREEMENT


         THIS AMENDMENT ("AMENDMENT") TO CONSULTING AND MARKETING LICENSE AGREEMENT (the "AGREEMENT") between Mark Neuhaus (the "CONSULTANT") and Dialog Group, Inc. (the "COMPANY") is dated November 19, 2004. Each of the Consultant and the Company are also referred to in this agreement as the "PARTIES."

         WHEREAS, the Company and the Consultant entered into an agreement pursuant to which a non-qualified stock option (the"OPTION") was issued; and

         WHEREAS, the Parties desire to amend the minimum price and set a special exercise price under the option agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree to amend the Agreement and the Option as follows:

         1. Exercise Price. The exercise price for any exercise made within 30 days of the date of this Amendment shall be six ($0.06) cents. The price for any exercise thereafter shall be as provided in the Agreement and the Option except that the minimum exercise price shall be six ($0.06) cents.

2. Terms. Except as specified in Section 1, the terms of the Agreement and the Option are hereby reaffirmed.

         IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.

Date: November 19, 2004                 CONSULTANT:

                                        /s/ Mark Neuhaus
                                        ----------------------------
                                        Mark Neuhaus

                                        Address for Notices:

                                        P.O. Box 5629
                                        Ketchum, ID 83340

Date: November 19, 2004                 COMPANY:
                                        Dialog Group, Inc.

                                        By: /s/ Peter V. DeCrescenzo
                                            ----------------------------
                                            Peter V. DeCrescenzo, Vice President

                                        Address for Notices:
                                        Twelfth Floor
                                        257 Park Avenue South
                                        New York, NY 10010